Baxter International Inc. One Baxter Parkway Deerfield, IL 60015
FOR IMMEDIATE RELEASE
Media Contact:
Deborah Spak, (847) 948-2349
Investor Contacts:
Mary Kay Ladone, (847) 948-3371
Clare Trachtman, (847) 948-3085
BAXTER’S FIRST QUARTER FINANCIAL RESULTS EXCEED GUIDANCE
Company Raises Financial Outlook For 2011
DEERFIELD, Ill., April 21, 2011 — Baxter International Inc. (NYSE:BAX) today announced strong financial results for the first quarter of 2011, and raised its outlook for full-year 2011.
     Baxter reported net income in the first quarter of $570 million and earnings per diluted share of $0.98, which exceed the company’s previously-issued earnings guidance of $0.92 to $0.94 per diluted share. On an adjusted basis, excluding special items in the first quarter of 2010, Baxter’s earnings per diluted share increased 5 percent from $0.93 per diluted share in the prior-year period. Baxter’s financial results for the first quarter 2010 included after-tax special items totaling $627 million (or $1.04 per diluted share) related to the COLLEAGUE infusion pump and a change in the tax treatment of post-retirement prescription drug benefits.
     Worldwide sales totaled $3.3 billion and increased 12 percent compared to sales of $2.9 billion in the first quarter of 2010, which included a revenue

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BAXTER REPORTS 1st QUARTER FINANCIAL RESULTS — Page 2
adjustment of $213 million associated with the COLLEAGUE infusion pump. Excluding the COLLEAGUE adjustment, Baxter’s worldwide sales increased 5 percent over the prior year.
     Excluding the impact of foreign currency as well as the COLLEAGUE adjustment, worldwide sales in the first quarter advanced 5 percent. Sales within the United States increased 10 percent to $1.4 billion, while international sales of $1.9 billion grew 1 percent.
     By business, BioScience revenues totaled $1.4 billion and rose 3 percent (or 4 percent excluding the impact of foreign currency). Contributing to this performance was robust demand for GAMMAGARD LIQUID [Immune Globulin Intravenous (Human)] (marketed as KIOVIG outside of the United States), certain specialty plasma-based therapeutics, and biosurgery products.
     Medical Products sales advanced 20 percent to $1.9 billion from $1.6 billion recorded in the prior year that included the COLLEAGUE adjustment referenced earlier. Excluding the adjustment and the impact of foreign currency, Medical Products sales increased 5 percent. This performance is primarily attributable to double-digit growth in the IV Therapies and Global Injectables product categories, driven by strong demand for intravenous (IV) and nutritional therapies, and a broad range of generic and pre-mixed injectable drugs. Medical Products also now includes Renal products.
     “We continue to implement measures to improve our commercial, operational, and scientific effectiveness in response to an evolving and challenging environment,” said Robert L. Parkinson, Jr., chairman and chief executive officer. “Baxter’s strong financial position provides us the flexibility to

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BAXTER REPORTS 1st QUARTER FINANCIAL RESULTS — Page 3
invest in and pursue opportunities that expand our diverse product portfolio with innovative products that save and sustain patient lives and position our company for enhanced growth.”
Recent Highlights
     Baxter continues to expand its pipeline through investments in research and development as evidenced by a number of recent achievements:
•	The launch of the first and only 30-gram dose vial for GAMMAGARD LIQUID (marketed as KIOVIG in Europe) in the United States. This new dosage form is the most frequently prescribed dose and is expected to enhance convenience for patients.

•	The expanded approval throughout Europe of PREFLUCEL, a seasonal influenza vaccine, under the European repeat mutual recognition procedure (rMRP) by the Austrian Agency for Health and Food Safety. PREFLUCEL is manufactured using Vero cell technology, Baxter’s proprietary technology platform, offering an innovative method of vaccine production compared to conventional embryonated chicken egg production. The 13 participating European Union countries will formally implement the license on a national level to make PREFLUCEL available for the 2011-12 influenza season.

•	The launch of OLIMEL parenteral nutrition solution in Canada. OLIMEL, which is also available throughout Europe, is the country’s first triple-chamber container for parenteral nutrition, providing adult patients with the essential ingredients of balanced nutrition — protein, carbohydrates and lipids (fats) — in a single container, simplifying the preparation of parenteral nutrition for hospitalized patients.

•	The submission of a Biological License Application to the U.S. Food and Drug Administration (FDA) for TISSEEL [Fibrin Sealant (Human)] as a hemostatic agent in vascular surgery. TISSEEL is a fibrin sealant currently indicated for use as an adjunct to hemostasis in surgeries involving cardiopulmonary bypass and treatment of blunt or penetrating splenic injuries when control of bleeding by conventional surgical techniques and cautery is ineffective or impractical.

•	The presentation of results of a phase III study evaluating the safety and efficacy of ARTISS [Fibrin Sealant (Human)] in 75 patients. ARTISS is a fibrin sealant currently indicated to adhere autologous skin grafts to surgically prepared wound beds, resulting from burns in adult and pediatric

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BAXTER REPORTS 1st QUARTER FINANCIAL RESULTS — Page 4
populations greater than or equal to one year of age. Baxter currently has an efficacy supplement application pending with the FDA for an indication extension for use in facelift surgery.
•	The announcement of a definitive agreement to acquire privately-held Prism Pharmaceuticals, Inc., a specialty pharmaceutical company based in King of Prussia, PA. Prism Pharmaceuticals has developed and received FDA approval for multiple presentations of NEXTERONE® (amiodarone HCl), an antiarrhythmic agent, including the first and only ready-to-use premixed IV formulations, making this life-saving medication readily available in critical-care, time-sensitive circumstances.
Outlook for Second Quarter and Full-Year 2011
     Baxter also announced today its guidance for the second quarter of 2011 and updated its guidance for the full year.
     For full-year 2011, Baxter now expects to achieve sales growth, excluding the impact of foreign currency, of 3 to 4 percent, and earnings per diluted share, before special items, of $4.20 to $4.28 per diluted share. In addition, the company continues to expect cash flows from operations of approximately $2.8 billion. This guidance incorporates the impact of the previously-announced divestiture of the U.S. generic injectables business, now projected to close during the second quarter.
     Baxter’s previous guidance for full-year 2011 was sales growth, excluding the impact of foreign currency, of 2 to 3 percent, earnings per diluted share of $4.15 to $4.25, before any special items, and cash flows from operations of approximately $2.8 billion.
     For the second quarter of 2011, the company expects sales growth, excluding the impact of foreign currency, of 4 to 5 percent, and earnings per diluted share of $1.01 to $1.03, before any special items.

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BAXTER REPORTS 1st QUARTER FINANCIAL RESULTS — Page 5
     A webcast of Baxter’s first quarter conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on April 21, 2011. Please visit Baxter’s website for more information regarding this and future investor events and webcasts, including the company’s Annual Meeting of Shareholders on May 3, 2011.
     Baxter International Inc., through its subsidiaries, develops, manufactures and markets products that save and sustain the lives of people with hemophilia, immune disorders, infectious diseases, kidney disease, trauma, and other chronic and acute medical conditions. As a global, diversified healthcare company, Baxter applies a unique combination of expertise in medical devices, pharmaceuticals and biotechnology to create products that advance patient care worldwide.
This release includes forward-looking statements concerning the company’s financial results, outlook for 2011 and R&D pipeline. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance risks for new and existing products, such as ADVATE, and other technologies; future actions of regulatory bodies and other governmental authorities, including with respect to the company’s implementation of the COLLEAGUE recall, that could delay, limit or suspend product development, manufacturing or sales or result in sanctions; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; Sigma’s ability to build production capacity to meet customer demand; future actions of governmental authorities and other third parties as U.S. healthcare reform legislation and other austerity measures are implemented; additional legislation, regulation and other governmental pressures, which may affect pricing, reimbursement and rebate policies of government agencies and private payers or other elements of the company’s business; product development risks; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; the impact of geographic and product mix on the company’s sales; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; the availability of acceptable raw materials and component supply; fluctuations in supply and demand and the pricing of plasma-based therapies; the ability to enforce company patents; patents of third parties

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preventing or restricting the company’s manufacture, sale or use of affected products or technology; any impact of the current economic conditions on Baxter and its customers; foreign currency fluctuations and other risks identified in the company’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on the company’s website. The company does not undertake to update its forward-looking statements. Financial schedules are attached to this release and available on the company’s website.
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BAXTER — PAGE 7
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income (Loss)
Three Months Ended March 31, 2011 and 2010
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended
	March 31,
	2011	2010		Change

NET SALES	$3,284	$2,927	A	12%

COST OF SALES	1,609	1,884	A	(15%	)

GROSS MARGIN	1,675	1,043		61%

% of Net Sales	51.0%	35.6%		15.4 pts

MARKETING AND ADMINISTRATIVE EXPENSES	716	683		5%
% of Net Sales	21.8%	23.3%		(1.5 pts)

RESEARCH AND DEVELOPMENT EXPENSES	214	227		(6%	)
% of Net Sales	6.5%	7.8%		(1.3 pts)

NET INTEREST EXPENSE	10	19		(47%	)

OTHER EXPENSE, NET	4	2		100%

PRE-TAX INCOME	731	112		N/M

INCOME TAX EXPENSE	154	172	B	(10%	)

% of Pre-Tax Income	21.1%	153.6%		(132.5 pts)

NET INCOME (LOSS)	577	(60)		N/M

LESS: NONCONTROLLING INTERESTS	7	3		133%

NET INCOME (LOSS) ATTRIBUTABLE TO BAXTER	$570	$(63)		N/M

BASIC EPS	$0.99	$(0.11)		N/M

DILUTED EPS	$0.98	$(0.11)		N/M

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	577	602
Diluted	581	602

ADJUSTED PRE-TAX INCOME (excluding specified items)	$731	$700	C	4%

ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER (excluding specified items)	$570	$564	C	1%

ADJUSTED DILUTED EPS (excluding specified items)	$0.98	$0.93	C	5%

A	Net sales and cost of sales in 2010 included a charge totaling $588 million, or $0.97 per diluted share, which related to the recall of COLLEAGUE infusion pumps from the U.S. market and other actions the company is undertaking outside of the United States, for which there was no net tax benefit recognized.

B	Income tax expense in 2010 included a charge of $39 million, or $0.07 per diluted share, to write off a deferred tax asset as a result of a change in the tax treatment of reimbursements under the Medicare Part D retiree prescription drug subsidy program.

C	Refer to page 8 for a description of the adjustments and a reconciliation to generally accepted accounting principles (GAAP) measures.

BAXTER — PAGE 8
BAXTER INTERNATIONAL INC.
Note to Consolidated Statements of Income (Loss)
Three Months Ended March 31, 2011 and 2010
Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in millions, except per share and percentage data)
The company’s GAAP results for the three months ended March 31, 2010 included specified items which impacted the GAAP results as follows:

	Three Months Ended March 31,
	2011		2010
				Total	Excluding
				specified	specified
	GAAP	[1]	GAAP	items [2]	items		Change [3]

NET SALES	$3,284		$2,927	$213	$3,140		5%

COST OF SALES	1,609		1,884	(375)	1,509		7%

GROSS MARGIN	1,675		1,043	588	1,631		3%

% of Net Sales	51.0%		35.6%		51.9%		(0.9 pts)

MARKETING AND ADMINISTRATIVE EXPENSES	716		683	—	683		5%
% of Net Sales	21.8%		23.3%		21.8%		0 pts

RESEARCH AND DEVELOPMENT EXPENSES	214		227	—	227		(6% )
% of Net Sales	6.5%		7.8%		7.2%		(0.7 pts)

NET INTEREST EXPENSE	10		19	—	19		(47% )

OTHER EXPENSE, NET	4		2	—	2		100%

PRE-TAX INCOME	731		112	588	700		4%

INCOME TAX EXPENSE	154		172	(39)	133		16%

% of Pre-Tax Income	21.1%		153.6%		19.0%		2.1 pts

NET INCOME (LOSS)	577		(60)	627	567		2%

LESS: NONCONTROLLING INTERESTS	7		3	—	3		133%

NET INCOME (LOSS) ATTRIBUTABLE TO BAXTER	$570		$(63)	$627	$564		1%

BASIC EPS	$0.99		$(0.11)	$1.05	$0.94		5%

DILUTED EPS	$0.98		$(0.11)	$1.04	$0.93		5%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	577		602		602
Diluted	581		602 [4]		609	[4]

[1]	There were no specified items included in the 2011 GAAP results.

[2]	Net sales and cost of sales in 2010 included a charge totaling $588 million, or $0.97 per diluted share, which related to the recall of COLLEAGUE infusion pumps from the U.S. market and other actions the company is undertaking outside of the United States, for which there was no net tax benefit recognized. Income tax expense in 2010 included a charge of $39 million, or $0.07 per diluted share, to write off a deferred tax asset as a result of a change in the tax treatment of reimbursements under the Medicare Part D retiree prescription drug subsidy program.

[3]	Represents the percentage change between the 2011 GAAP results and 2010 results excluding specified items.

[4]	The denominator used to calculate the GAAP diluted earnings per share in 2010 excluded the dilutive effect of 7 million common stock equivalents because the impact of the specified items resulted in a net loss attributable to Baxter.
For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE 9
BAXTER INTERNATIONAL INC.
Cash Flows from Operations and Changes in Net Debt
(unaudited)
($ in millions)

Cash Flows from Operations
(Brackets denote cash outflows)
		Three Months Ended
		March 31,
		2011		2010

Net income (loss)		$577		$(60)
Adjustments
Depreciation and amortization		158		166
Deferred income taxes		91		91	A
Stock compensation		28		30
Realized excess tax benefits from stock issued under employee benefit plans		(5)		(31)
COLLEAGUE infusion pump charge		—		588
Other		8		9
Changes in balance sheet items
Accounts and other current receivables		(68)		(33)
Inventories		(61)		(94)
Accounts payable and accrued liabilities		(135)		(101)
Business optimization and infusion pump payments		(60)		(23)
Other		(162	) B	(263	) B

Cash flows from operations		$371		$279

Changes in Net Debt
Increase (decrease)
		Three Months Ended
		March 31,

		2011		2010

Net debt, beginning of period		$1,702		$1,365

Cash flows from operations		(371)		(279)
Capital expenditures		198		230
Dividends		180		174
Proceeds from stock issued under employee benefit plans		(129)		(140)
Purchases of treasury stock		637		435
Acquisitions and investments		14		234	C
Other, including the effect of exchange rate changes		(25)		61

Increase in net debt		504		715

Net debt, March 31		$2,206		$2,080

	March 31, 2011	March 31, 2010

Key statistics, March 31:	GAAP	GAAP		Adjusted

Days sales outstanding (DSO)	56.0	58.5	D	53.1	D
Inventory turns	2.4	2.9	E	2.2	E

Selected balance sheet information:		March 31, 2011		December 31, 2010

Cash and equivalents		$2,168		$2,685
Accounts and other current receivables		$2,399		$2,265
Inventories		$2,517		$2,371
Accounts payable and accrued liabilities		$3,866		$4,017

A	Deferred income taxes in 2010 included a charge of $39 million to write off a deferred tax asset as a result of a change in the tax treatment of reimbursements under the Medicare Part D retiree prescription drug subsidy program.

B	Other cash flows from operations included planned contributions to the company’s pension plan in the United States of $150 million and $300 million in 2011 and 2010, respectively.

C	Acquisitions and investments in 2010 related to the acquisition of ApaTech Limited, an orthobiologic products company based in the United Kingdom.

D	DSO in 2010 included the unfavorable impact of the COLLEAGUE infusion pump charge, which increased DSO by 5.4 days.

E	Inventory turns in 2010 included the favorable impact of the COLLEAGUE infusion pump charge, which increased total company inventory turns by 0.7.

BAXTER — PAGE 10
BAXTER INTERNATIONAL INC.
Net Sales
Periods Ending March 31, 2011 and 2010
(unaudited)
($ in millions)

	Q1	Q1	% Growth @		% Growth @
	2011	2010	Actual Rates		Constant Rates

BioScience
United States	$684	$610	12%		12%
International	724	752	(4%	)	(2%	)
Total BioScience	$1,408	$1,362	3%		4%

Medical Products [1]
United States [2]	$730	$674	8%		8%
International	1,138	1,092	4%		3%
Total Medical Products - Adjusted [2]	$1,868	$1,766	6%		5%

COLLEAGUE infusion pump charge [2]		(213)

Total Medical Products - GAAP [2]	$1,868	$1,553	20%		19%

Transfusion Therapies [3]
United States	$8	$9	(11%	)	(11%	)
International	—	3	(100%	)	(100%	)
Total Transfusion Therapies	$8	$12	(33%	)	(33%	)

Baxter International Inc.
United States [2]	$1,422	$1,293	10%		10%
International	1,862	1,847	1%		1%
Total Baxter - Adjusted [2]	$3,284	$3,140	5%		5%

COLLEAGUE infusion pump charge [2]		(213)

Total Baxter - GAAP [2]	$3,284	$2,927	12%		12%

[1]	Medical Products represents the combination of the company’s former Medication Delivery and Renal businesses into a single global business unit. Effective January 1, 2011, the company changed its segment presentation to reflect this new structure, and recast all prior periods presented to conform to the new presentation.

[2]	GAAP net sales in 2010 included a charge of $213 million related to the recall of COLLEAGUE infusion pumps. Refer to page 14 for a reconciliation to GAAP measures.

[3]	Represents revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the Transfusion Therapies (TT) business after the February 2007 divestiture.

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
GAAP Key Product Line Sales
Periods Ending March 31, 2011 and 2010
(unaudited)
($ in millions)

	GAAP	GAAP	% Growth @		% Growth @
	Q1 2011	Q1 2010	Actual Rates		Constant Rates

BioScience
Recombinants	$512	$510	0%		1%
Plasma Proteins	308	292	5%		8%
Antibody Therapy	374	322	16%		18%
Regenerative Medicine	140	119	18%		18%
Other [1]	74	119	(38%	)	(39%	)

Total BioScience	$1,408	$1,362	3%		4%

Medical Products [2]
Renal	$587	$584	1%		(1%	)
Global Injectables	517	451	15%		14%
IV Therapies	428	391	9%		10%
Infusion Systems [3]	211	(4)	N/M		N/M
Anesthesia	118	127	(7%	)	(7%	)
Other	7	4	75%		17%

Total Medical Products [3]	$1,868	$1,553	20%		19%

Transfusion Therapies [4]	$8	$12	(33%	)	(33%	)

Total Baxter [3]	$3,284	$2,927	12%		12%

[1]	Principally includes vaccines and sales of plasma to third parties.

[2]	Medical Products represents the combination of the company’s former Medication Delivery and Renal businesses into a single global business unit. Effective January 1, 2011, the company changed its segment presentation to reflect this new structure, and recast all prior periods presented to conform to the new presentation.

[3]	GAAP net sales in 2010 included a charge of $213 million related to the recall of COLLEAGUE infusion pumps. Refer to page 14 for a reconciliation to GAAP measures.

[4]	Represents revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business after the February 2007 divestiture.

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Adjusted Key Product Line Sales
Periods Ending March 31, 2011 and 2010
(unaudited)
($ in millions)

				Adjusted		Adjusted
	GAAP		Adjusted	% Growth @		% Growth @
	Q1 2011	[1]	Q1 2010	Actual Rates		Constant Rates

BioScience
Recombinants	$512		$510	0%		1%
Plasma Proteins	308		292	5%		8%
Antibody Therapy	374		322	16%		18%
Regenerative Medicine	140		119	18%		18%
Other [2]	74		119	(38%	)	(39%	)

Total BioScience	$1,408		$1,362	3%		4%

Medical Products [3]
Renal	$587		$584	1%		(1%	)
Global Injectables	517		451	15%		14%
IV Therapies	428		391	9%		10%
Infusion Systems - Adjusted [4]	211		209	1%		0%
Anesthesia	118		127	(7%	)	(7%	)
Other	7		4	75%		17%

Total Medical Products - Adjusted [4]	$1,868		$1,766	6%		5%

Transfusion Therapies [5]	$8		$12	(33%	)	(33%	)

Total Baxter - Adjusted [4]	$3,284		$3,140	5%		5%

[1]	There were no adjustments included in the 2011 GAAP results.

[2]	Principally includes vaccines and sales of plasma to third parties.

[3]	Medical Products represents the combination of the company’s former Medication Delivery and Renal businesses into a single global business unit. Effective January 1, 2011, the company changed its segment presentation to reflect this new structure, and recast all prior periods presented to conform to the new presentation.

[4]	Adjusted net sales in 2010 excluded a charge of $213 million related to the recall of COLLEAGUE infusion pumps. Refer to page 14 for a reconciliation to GAAP measures.

[5]	Represents revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business after the February 2007 divestiture.

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Adjusted Key Product Line Sales by U.S. and International
Periods Ending March 31, 2011 and 2010
(unaudited)
($ in millions)

	GAAP			Adjusted			Adjusted
	Q1 2011 [1]			Q1 2010			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.		International		Total

BioScience
Recombinants	$231	$281	$512	$222	$288	$510	4%		(2%	)	0%
Plasma Proteins	102	206	308	94	198	292	9%		4%		5%
Antibody Therapy	265	109	374	223	99	322	19%		10%		16%
Regenerative Medicine	78	62	140	62	57	119	26%		9%		18%
Other [2]	8	66	74	9	110	119	(11%	)	(40%	)	(38%	)

Total BioScience	$684	$724	$1,408	$610	$752	$1,362	12%		(4%	)	3%

Medical Products [3]
Renal	$96	$491	$587	$95	$489	$584	1%		0%		1%
Global Injectables	291	226	517	250	201	451	16%		12%		15%
IV Therapies	148	280	428	124	267	391	19%		5%		9%
Infusion Systems - Adjusted [4]	124	87	211	122	87	209	1%		0%		1%
Anesthesia	70	48	118	82	45	127	(15%	)	7%		(7%	)
Other	1	6	7	1	3	4	0%		100%		75%

Total Medical Products - Adjusted [4]	$730	$1,138	$1,868	$674	$1,092	$1,766	8%		4%		6%

Transfusion Therapies [5]	$8	$—	$8	$9	$3	$12	(11%	)	(100%	)	(33%	)

Total Baxter - Adjusted [4]	$1,422	$1,862	$3,284	$1,293	$1,847	$3,140	10%		1%		5%

[1]	There were no adjustments included in the 2011 GAAP results.

[2]	Principally includes vaccines and sales of plasma to third parties.

[3]	Medical Products represents the combination of the company’s former Medication Delivery and Renal businesses into a single global business unit. Effective January 1, 2011, the company changed its segment presentation to reflect this new structure, and recast all prior periods presented to conform to the new presentation.

[4]	Adjusted net sales in 2010 excluded a charge of $213 million related to the recall of COLLEAGUE infusion pumps. Refer to Page 14 for a reconciliation to GAAP measures.

[5]	Represents revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business after the February 2007 divestiture.

BAXTER — PAGE 14
BAXTER INTERNATIONAL INC.
Reconciliation of GAAP to Non-GAAP Net Sales Measures
Periods Ending March 31, 2011 and 2010
(unaudited)
($ in millions)
The company’s GAAP net sales results for the period ended March 31, 2010 included a $213 million charge related to the recall of COLLEAGUE infusion pumps, which impacted GAAP net sales as follows:

							% Growth @			% Growth @
	Q1 2011			Q1 2010			Actual Rates			Constant Rates
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total

Infusion Systems - GAAP	$124	$87	$211	$(91)	$87	$(4)	N/M	0%	N/M			N/M
COLLEAGUE infusion pump charge				213		213

Infusion Systems - Adjusted	$124	$87	$211	$122	$87	$209	1%	0%	1%			0%

Total Medical Products - GAAP	$730	$1,138	$1,868	$461	$1,092	$1,553	58%	4%	20%	58%	3%	19%
COLLEAGUE infusion pump charge				213		213

Total Medical Products - Adjusted	$730	$1,138	$1,868	$674	$1,092	$1,766	8%	4%	6%	8%	3%	5%

Total Baxter - GAAP	$1,422	$1,862	$3,284	$1,080	$1,847	$2,927	32%	1%	12%	32%	1%	12%
COLLEAGUE infusion pump charge				213		213

Total Baxter - Adjusted	$1,422	$1,862	$3,284	$1,293	$1,847	$3,140	10%	1%	5%	10%	1%	5%

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.